UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2014

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 14, 2014, Craig Norris, one of the named executive officers of The Providence Service Corporation (the “Company”), stepped down from his position as Chief Executive Officer of Human Services business segment. Going forward, Mr. Norris will be employed as a senior advisor to the Company. Mr. Norris will not be eligible for future compensation under the executive long-term incentive plan, and his employment will be “at will”. The termination of Mr. Norris’ employment as Chief Executive Officer of the Human Services business segment will be considered a termination under Section 6(c) of the Amended and Restated Employment Agreement (the “Employment Agreement”) dated May 17, 2011, by and between the Company and Mr. Norris, and upon Mr. Norris execution of a separation and general release agreement as required thereby, Mr. Norris will receive a severance payment of $648,000 pursuant to the Employment Agreement. The Employment Agreement will continue in full force and effect, as modified by the letter agreement between Mr. Norris and the Company filed as an exhibit herewith. The Employment Agreement was previously filed with the Securities and Exchange Commission as an exhibit to a Form 8-K filed on May 19, 2011 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

10.1     Letter agreement between Craig Norris and The Providence Service Corporation dated March 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: March 20, 2014	By:	/s/ Robert E Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer